                                  EXHIBIT 11.1

                 Statement re: Computation of Per Share Earnings


                                                                                                   Nine Months Ended
                                                            Year Ended December 31,                   September 30,
                                                     -------------------------------------     -------------------------
                                                         1993       1994          1995            1995           1994
                                                     ----------   ----------    ----------     ----------     ----------
                                                                                               (Unaudited)    (Unaudited)
                                                                       (Amounts in thousands, except share
                                                                              and per share amounts)
Income (loss) before extraordinary items             $    1,420   $    4,245    $   (1,576)    $  (2,846)     $  23,873
Extraordinary loss                                                       197         8,462         8,462          2,215
                                                     ----------   ----------    ----------     ---------      ---------
Net income (loss)                                    $    1,420   $    4,048    $  (10,038)    $ (11,308)     $  21,658
                                                     ----------   ----------    ----------     ---------      ---------
                                                     ----------   ----------    ----------     ---------      ---------

CALCULATION OF PRIMARY EARNINGS (LOSS) PER SHARE:

Weighted average shares outstanding                   1,891,014    5,273,256     6,109,398     6,041,000      8,661,112
Common stock equivalents (options and warrants)         596,160      883,131         *                 *        699,427
                                                     ----------   ----------    ----------     ---------      ---------
Total weighted average shares outstanding             2,487,174    6,156,387     6,109,398     6,041,000      9,360,539
                                                     ----------   ----------    ----------     ---------      ---------
                                                     ----------   ----------    ----------     ---------      ---------

Income (loss) before extraordinary items             $     0.57   $     0.69    $    (0.26)    $   (0.47)     $    2.55
Extraordinary loss                                                     (0.03)        (1.38)        (1.40)         (0.24)
                                                     ----------   ----------    ----------     ---------      ---------
Net income (loss)                                    $     0.57   $     0.66    $    (1.64)    $   (1.87)     $    2.31
                                                     ----------   ----------    ----------     ---------      ---------
                                                     ----------   ----------    ----------     ---------      ---------

CALCULATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE:

Weighted average shares outstanding                   1,891,014    5,273,256     6,109,398     6,041,000      8,661,112

Common stock equivalents (options and warrants)         596,160      935,778         *                 *        790,508
                                                     ----------   ----------    ----------     ---------      ---------
Total weighted average shares outstanding             2,487,174    6,209,034     6,109,398     6,041,000      9,451,620
                                                     ----------   ----------    ----------     ---------      ---------
                                                     ----------   ----------    ----------     ---------      ---------

Income (loss) before extraordinary items             $     0.57   $     0.68    $    (0.26)    $   (0.47)     $    2.52
Extraordinary loss                                                     (0.03)        (1.39)        (1.40)         (0.23)
                                                     ----------   ----------    ----------     ---------      ---------
Net income (loss)                                    $     0.57   $     0.65    $    (1.64)    $   (1.87)     $    2.29
                                                     ----------   ----------    ----------     ---------      ---------
                                                     ----------   ----------    ----------     ---------      ---------


* Excluded as such amounts are anti-dilutive.




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